EXHIBIT A — JOINT FILING AGREEMENT
The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.
Dated:

Mr. Manuel Jove Capellán
By:	/s/ Mr. Manuel Jove Capellán
	Name:	Mr. Manuel Jove Capellán
	Title:	Authorized Signatory

Inveravante Inversiones Universales, S.L..
By:	/s/ Mr. Manuel Jove Capellán
	Name:	Mr. Manuel Jove Capellán
	Title:	Authorized Signatory

Inversiones Frieira, S.L.
By:	/s/ Mr. Manuel Jove Capellán
	Name:	Mr. Manuel Jove Capellán
	Title:	Authorized Signatory

Doniños de Inversiones, SICAV, S.A.
By:	/s/ Mr. Manuel Jove Capellán
	Name:	Mr. Manuel Jove Capellán
	Title:	Authorized Signatory

Bourdet de Inversiones, SICAV, S.A.
By:	/s/ Mr. Manuel Jove Capellán
	Name:	Mr. Manuel Jove Capellán
	Title:	Authorized Signatory